UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Cerus Corporation

(Name of Registrant as Specified In Its Charter)

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CERUS CORPORATION

2411 Stanwell Drive

Concord, CA 94520

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 5, 2006

TO THE STOCKHOLDERS OF CERUS CORPORATION:

You are cordially invited to attend the Annual Meeting of Stockholders of CERUS CORPORATION, a Delaware corporation. The meeting will be held on Monday, June 5, 2006 at 9:00 a.m., local time, at our principal executive offices at 2411 Stanwell Drive, Concord, California, for the following purposes:

1.	To elect two directors to hold office until the 2009 Annual Meeting of Stockholders.

2.	To approve our 1999 Equity Incentive Plan, as amended, to increase the aggregate number of shares of common stock authorized for issuance under such plan by 800,000 shares.

3.	To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006.

4.	To conduct any other business properly brought before the meeting or any adjournment or postponement thereof.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is April 20, 2006. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment or postponement thereof.

By Order of the Board of Directors.

Lori L. Roll

Corporate Secretary

Concord, California

April 28, 2006

ALL STOCKHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE OR, IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE, YOU MAY BE ABLE TO VOTE BY FOLLOWING THE INSTRUCTIONS PROVIDED BY YOUR BANK, BROKER, OR OTHER NOMINEE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

CERUS CORPORATION

2411 Stanwell Drive

Concord, CA 94520

PROXY STATEMENT

FOR THE 2006 ANNUAL MEETING OF STOCKHOLDERS

June 5, 2006

Why am I receiving these materials?

We sent you this proxy statement and the enclosed proxy card because the Board of Directors of Cerus Corporation is soliciting your proxy to vote at the 2006 Annual Meeting of Stockholders. You are invited to attend the annual meeting, and we request that you vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card to vote your shares.

We intend to mail this proxy statement and accompanying proxy card on or about May 9, 2006 to all stockholders of record entitled to vote at the annual meeting.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on April 20, 2006 will be entitled to vote at the annual meeting. On this record date, there were 27,757,010 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on April 20, 2006 your shares were registered directly in your name with our transfer agent, Wells Fargo Shareowner Services, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 20, 2006 your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are three matters scheduled for a vote:

•	the election of two directors;

•	the approval of our 1999 Equity Incentive Plan, as amended, to increase the aggregate number of shares of common stock authorized for issuance under such plan by 800,000 shares; and

•	the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006.

How do I vote?

You may either vote “For” all the nominees to the Board of Directors or you may abstain from voting for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the annual meeting or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

•	To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

•	To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received voting instruction forms from your bank, broker, or other agent rather than our proxy card. You must follow those instructions in order for your bank, broker, or other agent to vote your shares per your instructions.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you owned as of April 20, 2006.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” election of the two nominees for director, “For” approval of our 1999 Equity Incentive Plan, as amended, and “For” ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm (as further described in this proxy statement). If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting. You may revoke your proxy in any one of following ways:

Stockholder of Record: Shares Registered in Your Name

•	You may submit another properly completed proxy card with a later date.

•	You may send a written notice that you are revoking your proxy to our Corporate Secretary at 2411 Stanwell Drive, Concord, CA 94520.

•	You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

•	If your shares are held by your broker or bank as nominee or agent, you should follow the instructions provided by your broker or bank to revoke any prior voting instructions.

What is the deadline for submitting stockholder proposals for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 29, 2006 to our Corporate Secretary at 2411 Stanwell Drive, Concord, CA 94520. However, if the Company’s 2007 Annual Meeting of Stockholders is not held between May 6, 2007 and July 5, 2007, then the deadline will be a reasonable time prior to the time that we begin to print and mail our proxy materials.

If you wish to submit a proposal or nominate a director at our 2007 Annual Meeting of Stockholders, but you are not requesting that your proposal or nomination be included in next year’s proxy materials, you must submit your proposal in writing, in the manner set forth in our bylaws, to our Corporate Secretary at 2411 Stanwell Drive, Concord, CA 94520 no earlier than the close of business on February 8, 2007 and no later than the close of business on March 10, 2007. However, if the Company’s 2007 Annual Meeting of Stockholders is not held between May 6, 2007 and July 5, 2007, then you must notify the Company’s Secretary, in writing, not earlier than the close of business on the 90th day prior to the date of the 2007 Annual Meeting of Stockholders and not later than the close of business on the later of (i) the 60th day prior to the date of the 2007 Annual Meeting of Stockholders or (ii) if the Company publicly announces the date of the 2007 Annual Meeting of Stockholders fewer than 70 days prior to the date of the 2007 Annual Meeting of Stockholders, the 10th day following the day that the Company first makes a public announcement of the date of the 2007 Annual Meeting of Stockholders. We also advise you to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. The chairperson of the 2007 Annual Meeting of Stockholders may determine, if the facts warrant, that a matter has not been properly brought before the meeting and, therefore, may not be considered at the meeting. In addition, if you do not also comply with the requirements of Rule 14a-4(c)(2) under the Securities Exchange Act of 1934, the Company’s management will have discretionary authority to vote all shares for which it has proxies in opposition to any such stockholder proposal or director nomination.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and (with respect to proposals other than the election of directors) “Against” votes, abstentions and broker non-votes. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner (despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions).

Abstentions will be counted towards the vote total for each proposal and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

How many votes are needed to approve each proposal?

•	The directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees. Broker non-votes will have no effect.

•	To be approved, Proposal 2, approval of our 1999 Equity Incentive Plan, as amended, must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

•	To be approved, Proposal 3, the ratification of the selection of Ernst & Young LLP as independent registered public accounting firm, must receive a “For” vote from the majority of the shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented by votes at the meeting or by proxy. On the record date, there were 27,757,010 shares of common stock outstanding and entitled to vote. Thus, 13,878,506 shares must be represented by votes at the meeting or by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy or vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chairman of the meeting or a majority of the votes present at the meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results will be published in our quarterly report on Form 10-Q for the second quarter of 2006.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors (the “Board”) is divided into three classes, with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors, unless the Board determines by resolution that any such vacancy shall be filled by the stockholders. A director elected by the Board to fill a vacancy in a class shall serve for the remainder of the full term of that class and until the director’s successor is elected and qualified. This includes vacancies created by an increase in the number of directors.

The Board has six members for the seven positions that are currently authorized. We continue to hold open the seventh seat to be filled by a suitable candidate, though currently we are not actively seeking a seventh member to fill that seat. Proxies will not be voted for a greater number of persons than the number of nominees named below.

There are two directors in the class whose term of office expires in 2006. Each of the nominees listed below is currently a member of our Board who was previously elected by the stockholders. If elected at the annual meeting, each of these nominees would serve until the 2009 Annual Meeting and until his successor is elected and has qualified, or until the director’s death, resignation or removal. It is our policy to invite the members of the Board to attend our annual stockholders’ meetings. All members of the Board attended last year’s annual stockholders’ meeting.

The following is a brief biography of each nominee and each director whose term will continue after the annual meeting, and their ages as of April 27, 2006:

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2009 ANNUAL MEETING

B.J. Cassin, 72, has served as Chairman of the Board since December 1992. Mr. Cassin has been a private venture capitalist since 1979. Previously, Mr. Cassin co-founded Xidex Corporation, a manufacturer of data storage media, in 1969. Mr. Cassin is currently a director of PDF Solutions, Inc., a company providing process-design integration technologies, as well as a number of private companies.

William R. Rohn, 62, has served as a member of our Board since March 2002. Mr. Rohn served as Chief Operating Officer of Biogen Idec, the successor company to IDEC Pharmaceutical, a biotechnology company, from 2003 until 2005. From 1998 until 2003, Mr. Rohn was President and Chief Operating Officer of IDEC Pharmaceuticals, a biotechnology company. Mr. Rohn joined IDEC in 1993 as Senior Vice President, Commercial and Corporate Development and was appointed Senior Vice President, Commercial Operations in 1996. From 1984 until 1993, Mr. Rohn was employed by Adria Laboratories, a pharmaceutical company, most recently as Senior Vice President of Sales and Marketing. Mr. Rohn serves on the boards of directors of Pharmacyclics, Inc., a pharmaceutical company, Metabasis Therapeutics Inc., a pharmaceutical company, and Raven Biotechnologies, a biotechnology company.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF EACH NAMED NOMINEE.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2007 ANNUAL MEETING

Laurence M. Corash, M.D., 62, one of our co-founders, has served as a member of our Board since December 2002 and has been our Vice President and Chief Medical Officer since July 1996. From 1996 until July 2005, Dr. Corash also was our Vice President, Medical Affairs. Dr. Corash was a consultant to us from 1991 until 1994, when he joined us as Director, Medical Affairs. Dr. Corash has been a Professor of Laboratory Medicine at the University of California, San Francisco since July 1985 and Chief of the Hematology Laboratory for the Medical Center at the University of California, San Francisco since January 1982. From February 1990 to July 1994, Dr. Corash was a member of the FDA Advisory Panel for Hematology Devices.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2008 ANNUAL MEETING

Timothy B. Anderson, 59, has served as a member of our Board since 2003. Mr. Anderson was Senior Vice President of Strategy and Business Development of Baxter International, Inc., a pharmaceutical company, from 1999 until 2002, and held various management positions at Baxter International from 1992 until 1999, including President, Biotech Group from 1992 until 1997, Group Vice President from 1993 until 1997 and Chairman, Baxter Europe from 1997 until 1999. Mr. Anderson is currently a director of Lake Forest Hospital and a member of the Scientific Advisory Board of Baxter International.

Bruce C. Cozadd, 42, has served as a member of our Board since November 2001. Mr. Cozadd serves as Executive Chairman of Jazz Pharmaceuticals, Inc., a pharmaceutical company that he co-founded in 2003. Mr. Cozadd was Executive Vice President and Chief Operating Officer of ALZA Corporation, a pharmaceutical company, from 2000 until 2001, and held various management positions at ALZA from 1991 until 2000, including Senior Vice President and Chief Financial Officer. Previously, Mr. Cozadd was a member of the health care investment banking team at Smith Barney, Harris Upham & Co. Mr. Cozadd serves on the boards of directors of Threshold Pharmaceuticals, a biotechnology company, Nueva School and Stanford Hospitals and Clinics, both non-profit institutions, and is a member of the Stanford Molecular Imaging Advisory Board.

Claes Glassell, 55, was appointed our President and Chief Executive Officer and was elected as a member of our Board of Directors, or Board, in May 2004. Mr. Glassell was President, Chief Operating Officer and a director of Cambrex Corporation from July 2001 until January 2003, and held management positions at Cambrex Corporation from 1994 until 2001, including Executive Vice President and Chief Operating Officer from 2000 until 2001, and Vice President and Managing Director of Cambrex Limited from 1994 until 2000. Previously, Mr. Glassell was President and Chief Executive Officer of the Pharma Chemistry Business Area of Akzo Nobel and held various international management assignments with Berol in the U.S., United Kingdom and Sweden. Mr. Glassell served on the Board of the Swedish Chemical Industry Association from 1993 until 1996 and also was a member of the Responsible Care Committee for the Swedish Chemical Industry Association. Mr. Glassell serves on the board of directors of CMC Biopharmaceuticals A/S, a contract manufacturing organization.

INFORMATION REGARDING THE BOARD AND ITS COMMITTEES

During the fiscal year ended December 31, 2005, the Board held five meetings and acted by unanimous written consent twice. The Board has three committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. During the fiscal year ended December 31, 2005, each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member, respectively.

The following table provides membership information for each of the Board committees:

Name	Audit		Compensation		Nominating and Corporate Governance
B.J. Cassin			X	*	X	*
Timothy B. Anderson	X				X
Bruce C. Cozadd	X	*	X		X
Claes Glassell
Laurence M. Corash
William R. Rohn	X				X
Total meetings in fiscal year 2005	6		6		2

*	Committee Chairperson

Below is a description of each committee of the Board. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities.

AUDIT COMMITTEE

The Audit Committee of the Board oversees our corporate accounting and financial reporting process. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of and assesses the qualifications of the independent registered public accounting firm; determines and approves the engagement of the independent registered public accounting firm; determines whether to retain or terminate the existing independent registered public accounting firm or to appoint and engage a new independent registered public accounting firm; reviews and approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent registered public accounting firm on our audit engagement team as required by law; confers with management and the independent registered public accounting firm regarding the effectiveness of internal controls over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints we have received regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; reviews the financial statements to be included in our annual report on Form 10-K; discusses with management and the independent registered public accounting firm the results of the annual audit and the results of our quarterly financial statements; and reviews and discusses with management and the independent registered public accounting firm our disclosures under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in periodic reports filed with the Securities and Exchange Commission (“SEC”). Three non-employee directors currently comprise the Audit Committee: Messrs. Cozadd (Chairman), Rohn and Anderson. All members of our Audit Committee are independent as independence is currently defined in Rules 4350(d)(2)(A)(i) and (ii) of the Nasdaq Stock Market (“Nasdaq”) listing standards. In addition, the Board has determined that Mr. Cozadd qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of Mr. Cozadd’s level of knowledge and experience based on a number of factors, including his formal education and his service in executive capacities having financial oversight responsibilities. These positions include various management positions at ALZA Corporation, pursuant to which Mr. Cozadd has experience supervising the preparation of financial reports. For further information on Mr. Cozadd’s experience, please see his biography under “Proposal 1—Election of Directors.” The Audit Committee met six times during the 2005 fiscal year. The written Audit Committee Charter was adopted by the Board in March 2005 and it is attached as Appendix A to our proxy statement for the annual meeting of stockholders held on June 6, 2005, as filed with the SEC on May 2, 2005. A copy of the Audit Committee Charter is also available on our Web site at www.cerus.com.

COMPENSATION COMMITTEE

The Compensation Committee of the Board reviews and approves our overall compensation strategy and policies including corporate performance goals and objectives relevant to the compensation of our executive officers and other senior management and evaluates and recommends to the Board our other compensation plans and programs. The Compensation Committee also determines and approves the compensation and other terms of employment of our Chief Executive Officer; reviews and approves the compensation and other terms of employment of the other officers; and administers the issuance of stock options and other awards under our 1996 and 1999 Equity Incentive Plans, 1998 Non-Officer Stock Option Plan and Employee Stock Purchase Plan and recommends to the Board the adoption, amendment, and termination of our plans. We also have a Non-Officer Stock Option Committee that may award stock options to employees who are not officers, within limits established by the Compensation Committee. Two non-employee directors currently comprise the Compensation Committee: Messrs. Cassin (Chairman) and Cozadd. A copy of the Compensation Committee Charter is available on our Web site at www.cerus.com. All members of our Compensation Committee are independent as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards. The Compensation Committee met six times and acted by unanimous written consent three times during the 2005 fiscal year.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

The Nominating and Corporate Governance Committee of the Board is responsible for identifying, reviewing and evaluating candidates to serve as directors; reviewing, evaluating and considering the recommendation for nomination of incumbent directors; recommending to the Board candidates for election to the Board; considering recommendations for Board nominees and proposals submitted by our stockholders; making recommendations regarding the membership of the committees of the Board; assessing the performance of the Board; overseeing all aspects of our corporate governance functions on behalf of the Board; and making recommendations to the Board regarding corporate governance issues. Four non-employee directors currently comprise the Nominating and Corporate Governance Committee: Messrs. Cassin (Chairman), Anderson, Cozadd and Rohn. A copy of the Nominating and Corporate Governance Committee Charter is available on our Web site at www.cerus.com. All members of the Nominating and Corporate Governance Committee are independent as independence is defined in Rule 4200(a)(15) of the Nasdaq listing standards. The Nominating and Corporate Governance Committee met twice during the 2005 fiscal year.

INDEPENDENCE OF THE BOARD

As required under the Nasdaq listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. The Board consults with our counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in applicable Nasdaq listing standards, as in effect from time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his family members, and us, our senior management and our independent registered public accounting firm, the Board affirmatively has determined that all of our current directors are independent directors within the meaning of the applicable Nasdaq listing standards, except for Mr. Glassell, our President and Chief Executive Officer, and Dr. Corash, our Vice President and Chief Medical Officer.

MEETINGS OF INDEPENDENT DIRECTORS

As required under Nasdaq listing standards, in 2005, our independent directors met five times in regularly scheduled executive sessions at which only independent directors are present. The Chairman of the Nominating and Corporate Governance Committee, Mr. Cassin, presided over these executive sessions.

DIRECTOR NOMINEES

The Nominating and Corporate Governance Committee has not determined specific minimum criteria that a Board member must possess, but generally a qualified candidate must possess the highest personal and professional integrity, have demonstrated exceptional ability and judgment and have the ability to work effectively with other members of the Board. The Nominating and Corporate Governance Committee uses an informal network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. For the directors nominated for re-election for a three-year term expiring at the 2009 annual meeting, the Nominating and Corporate Governance Committee did not paid a fee to any third party to assist in the process of identifying or evaluating director candidates but has in the past, and may again in the future, pay fees to third parties to assist in identifying or evaluating director candidates.

The Nominating and Corporate Governance Committee has a policy of considering candidates for membership to the Board that are nominated by stockholders in the same manner as candidates recommended by members of the Board. Any stockholder wishing to nominate a director candidate should submit in writing the candidate’s name, biographical information, business qualifications including a description of the proposed nominee’s business experience for at least the previous five years and a representation that the nominating stockholder is a beneficial or record owner of our stock to Mr. Cassin, Chairman of the Nominating and

Corporate Governance Committee, Cerus Corporation at 2411 Stanwell Drive, Concord, California 94520. Any such submission also must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. All qualified submissions are reviewed by the Nominating and Corporate Governance Committee at the next appropriate meeting. If a stockholder wishes the Nominating and Corporate Governance Committee to consider a director candidate for nomination at our next annual meeting of stockholders, then our bylaws require that written recommendations be received by us no sooner than 90 and no later than 60 days prior to the first anniversary of the preceding year’s annual meeting of stockholders.

To date, the Nominating and Corporate Governance Committee has not rejected a timely director nominee from a stockholder or group of stockholders that beneficially owned more than 5% of our voting stock.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD

Stockholders may communicate directly with any of our senior managers, the independent members of the Board or any Chairman of a Board Committee, including the Chairman of sessions of independent directors, by writing directly to those individuals at Cerus Corporation at 2411 Stanwell Drive, Concord, California 94520. Stockholder communications related to director candidate recommendations should be directed to the Chairman of the Nominating and Corporate Governance Committee, Mr. Cassin. In addition, if our stockholders or employees have any concerns related to our financial or accounting practices, we encourage communicating those concerns directly to the Chairman of the Audit Committee, Mr. Cozadd.

CODE OF ETHICS

We have adopted the Code of Business Conduct and Ethics (the “Code”) that applies to all of our officers, directors and employees. The Code is available on our Web site at www.cerus.com. If we make any substantive amendments to the Code or grant any waiver from a provision of the Code to any executive officer or director, we will promptly disclose the nature of the amendment or waiver as required by applicable laws.

Our employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code. The Audit Committee has established procedures to receive, retain and address complaints regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of related concerns.

REPORT OF THE AUDIT COMMITTEE(1)

The Audit Committee of the Board of Cerus Corporation (the “Company”) acts under a written charter and currently comprises three directors satisfying the independence and financial literacy requirements of the Nasdaq listing standards. The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited financial statements for the year ended December 31, 2005. This review included a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements.

The Audit Committee also reviewed and discussed with the independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including Statement of Auditing Standards No. 61, as may be amended or supplemented. In addition, the Audit Committee has discussed with the Company’s independent registered public accounting firm the registered public accounting firm’s independence from the Company and its management, including the matters in the written disclosures and the letter from the independent registered public accounting firm required by the Independence Standards Board Standard No. 1 (Independence Discussion With Audit Committees), as may be amended or supplemented and received by the Audit Committee, and considered the compatibility of nonaudit services with the registered public accounting firm’s independence.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plan for their audit. The Audit Committee meets with the independent registered public accounting firm periodically, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the annual report on Form 10-K for the year ended December 31, 2005 filed with the SEC. The Audit Committee and the Board have also recommended, and have asked the stockholders to ratify, the selection of the Company’s independent registered public accounting firm.

Audit Committee,

Bruce C. Cozadd, Chairman

Timothy B. Anderson

William R. Rohn

(1)	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any of our filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSAL 2

APPROVAL OF THE 1999 EQUITY INCENTIVE PLAN, AS AMENDED

In April 1999, the Board adopted, and in July 1999 the stockholders approved, our 1999 Equity Incentive Plan (the “1999 Plan”). As a result of a series of amendments, an aggregate of 5,680,000 shares of common stock is authorized for issuance under the 1999 Plan.

In April 2006, the Compensation Committee, pursuant to authority delegated by the Board, approved an amendment to the 1999 Plan, subject to stockholder approval, to increase the number of shares of common stock authorized for issuance under the 1999 Plan by 800,000 shares, to a total of 6,480,000 shares. The Compensation Committee adopted this amendment in order to ensure that we can continue to make stock awards at levels determined appropriate by the Board and the Compensation Committee.

As of March 31, 2006, awards (net of canceled or expired awards) covering an aggregate of 4,457,018 shares of common stock had been granted under the 1999 Plan. There were 1,222,982 shares of common stock (plus any shares that might in the future be returned to the 1999 Plan as a result of cancellations or expiration of awards or our reacquisition of unvested shares) available for future grant under the 1999 Plan.

Stockholders are requested in this Proposal 2 to approve the 1999 Plan, as amended. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the amendment to the 1999 Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 2.

The material terms and provisions of the 1999 Plan are summarized below. The 1999 Plan has been filed with the SEC as Appendix A to this proxy statement and may be accessed from the SEC’s website at www.sec.gov. The following summary is not a complete description of the 1999 Plan and is qualified in its entirety by reference to the complete text of the 1999 Plan. Any stockholder that wishes to obtain a copy of the actual plan document may do so by written request to: Corporate Secretary, Cerus Corporation, 2411 Stanwell Drive, Concord, California 94520. The material features of the 1999 Plan are:

GENERAL

The 1999 Plan provides for the grant of incentive stock options, nonstatutory stock options, stock bonuses (including stock units) and restricted stock purchase awards (collectively “stock awards”). Incentive stock options granted under the 1999 Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Nonstatutory stock options granted under the 1999 Plan are not intended to qualify as incentive stock options under the Code. See “Federal Income Tax Information” for a discussion of the tax treatment of stock awards. To date, we have granted stock options, stock units, and restricted stock purchase awards under the 1999 Plan.

PURPOSE

The Board adopted the 1999 Plan to provide a means by which our employees, directors and consultants (or those of any affiliate) (collectively, “participants”) may be given an opportunity to benefit from increases in the value of our common stock, through the grant of stock awards, to assist in securing and retaining the services of such persons and to provide incentives for such persons to exert maximum efforts for our success.

ADMINISTRATION

The Board administers the 1999 Plan. Subject to the provisions of the 1999 Plan, the Board has the power to construe and interpret the 1999 Plan and to determine the persons to whom and the dates on which stock awards will be granted, the number of shares of common stock to be subject to each stock award, the time or times during the term of each stock award within which all or a portion of such stock award may be exercised, the exercise or purchase price of each stock award, the type of consideration permitted to exercise or purchase each stock award, and other terms of the stock awards.

The Board has the power to delegate administration of the 1999 Plan to a committee composed of one or more members of the Board. In the discretion of the Board, a committee may consist solely of two or more “outside directors” in accordance with Section 162(m) of the Code (“Section 162(m)”) or solely of two or more “non-employee directors” in accordance with Rule 16b-3 of the Exchange Act. For this purpose, an “outside director” generally is a director who is neither a current or former officer of ours nor a current employee or former employee who receives compensation for prior services, does not receive any remuneration from us other than compensation for service as a director, and is not employed by and does not have ownership interests in an entity that receives remuneration from us (except within specified limits applicable under regulations issued pursuant to Section 162(m). See “Federal Income Tax Information” for a further discussion of the application of Section 162(m). A “non-employee director” generally is a director who does not receive remuneration from us other than compensation for service as a director (except for amounts not in excess of specified limits applicable pursuant to Rule 16b-3). The Board has delegated administration of the 1999 Plan to the Compensation Committee. As used herein with respect to the 1999 Plan, the “Board” refers to any committee the Board appoints as well as to the Board itself.

ELIGIBILITY

Incentive stock options may be granted under the 1999 Plan only to employees (including officers). Employees (including officers) and directors of, and consultants to, both us and any affiliate are eligible to receive all other types of stock awards under the 1999 Plan. As of March 31, 2006, all of our approximately 104 employees and directors, and, certain of our consultants, were eligible to receive awards under the 1999 Plan.

No incentive stock option may be granted under the 1999 Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of our total combined voting power or that of any of our affiliates, unless the exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and the term of the option does not exceed five years from the date of grant. In addition, the aggregate fair market value, determined at the time of grant, of the shares of common stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under the 1999 Plan and all other such plans of us and our affiliates) may not exceed $100,000.

No person may be granted options under the 1999 Plan exercisable for more than 250,000 shares of common stock during any calendar year (“Section 162(m) Limitation”). This limitation assures that any deductions to which we would otherwise be entitled either upon the exercise of stock options with an exercise price per share at least equal to 100% of the fair market value of the stock on the date of grant, or upon the subsequent sale of the shares acquired under those options, will not be subject to the $1,000,000 limitation on the income deductibility of compensation paid per covered employee imposed under Section 162(m).

STOCK SUBJECT TO THE 1999 PLAN

Subject to approval of this Proposal, an aggregate of 6,480,000 shares of common stock is authorized for issuance under the 1999 Plan. If stock awards granted under the 1999 Plan expire or otherwise terminate without being exercised in full, the shares of common stock not acquired pursuant to such stock awards again become available for subsequent issuance under the 1999 Plan.

TERMS OF OPTIONS

The following is a description of the permissible terms of options under the 1999 Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

Exercise Price. The exercise price of incentive stock options may not be less than 100% of the fair market value of the stock subject to the option on the date of the grant and, in some cases (see “Eligibility” above), may not be less than 110% of such fair market value. The exercise price of nonstatutory options may not be less than 85% of the fair market value of the stock on the date of grant. As of March 31, 2006, the closing price of our common stock as reported on the Nasdaq National Market was $8.56 per share.

Consideration. The exercise price of options granted under the 1999 Plan must be paid either in cash at the time the option is exercised or, at the discretion of the Board, (i) by delivery of shares of our common stock, (ii) pursuant to a deferred payment arrangement or (iii) in any other form of legal consideration acceptable to the Board.

Option Exercise. Options granted under the 1999 Plan may become exercisable in cumulative increments (“vest”) as determined by the Board. Shares covered by currently outstanding options under the 1999 Plan typically vest at the rate of 1/48 of the total grant per month from the date of the grant during the participant’s employment by, or service as a director of or consultant to, us (collectively, “service”); provided, however, that options granted to new employees typically do not commence vesting until after six months of employment. Options granted under the 1999 Plan also may be subject to different vesting terms. The Board has the power to accelerate the time during which an option may vest or be exercised. In addition, options granted under the 1999 Plan may permit exercise prior to vesting, but in such event the participant may be required to enter into an early exercise stock purchase agreement that allows us to repurchase unvested shares, generally at their exercise price, should the participant’s service terminate before vesting. To the extent provided by the terms of an option, a participant may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing us to withhold a portion of the stock otherwise issuable to the participant, by delivering already-owned shares of our common stock or by a combination of these means.

Term. The maximum term of options under the 1999 Plan is ten years, except that in certain cases (see “Eligibility”) the maximum term is five years. Options under the 1999 Plan generally terminate three months after termination of the participant’s service unless (i) such termination is due to the participant’s disability, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the termination of service) at any time within 12 months following such termination; (ii) the participant dies before the participant’s service has terminated, or within a period specified in the option after termination of such service, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the participant’s death) within 18 months following the participant’s death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; or (iii) the option by its terms specifically provides otherwise. Individual options may provide for exercise within a longer or shorter period of time following termination of service. In no event, however, may an option be exercised beyond the expiration of its term.

An option agreement may provide that if the exercise of the option following the termination of the participant’s service would be prohibited because the issuance of stock would violate the registration requirements under the Securities Act, then the option will terminate on the earlier of (i) the expiration of the term of the option or (ii) three months after the termination of the participant’s service during which the exercise of the option would not be in violation of such registration requirements.

NON-EMPLOYEE DIRECTORS’ SUB-PLAN

In November 1999, the Board adopted the 1999 Non-Employee Directors’ Stock Option Sub-Plan (the “Directors’ Sub-Plan”), under and within the limits set forth in the 1999 Plan, to provide for automatic,

non-discretionary grants of nonstatutory stock options to our directors who are not employees of or consultants to us or any affiliate. The Directors’ Sub-Plan was amended by the Compensation Committee in December 2005. Pursuant to the Directors’ Sub-Plan, in 2005, on each January 1st, May 1st and September 1st, each director who was one of our non-employee directors on such date and who served as such on December 31st of the prior year, received an option to purchase one-third of 10,000 shares (15,000 shares in the case of the Chairman of the Board) of our common stock (subject to proration in the case of directors who are first elected or appointed to the Board in the prior year). Starting on January 1, 2006, on the first trading day of the year, each of our non-employee directors will receive the full option covering 15,000 shares, or 22,500 shares in the case of the Chairman of the Board, of our common stock. Each option granted under the Directors’ Sub-Plan has an exercise price equal to the fair market value of our common stock on the grant date, a term of ten years and vests in four equal monthly installments from the date of grant as long as the optionee continues to provide service to us as a director, employee or consultant.

TERMS OF RESTRICTED STOCK PURCHASE AWARDS AND STOCK BONUSES

Purchase Price. The Board determines the purchase price under a restricted stock purchase agreement but the purchase price may not be less than 85% of the fair market value of our common stock on the date of grant or purchase.

Consideration. The purchase price of stock acquired pursuant to a restricted stock purchase agreement under the 1999 Plan must be paid either in cash at the time the stock is purchased or at the discretion of the Board, (i) pursuant to a deferred payment arrangement or (ii) in any other form of legal consideration acceptable to the Board. The Board may award stock bonuses in consideration for past services without the payment of a purchase price.

Vesting. Shares of stock sold or awarded under the 1999 Plan may, but need not be, subject to a repurchase option in our favor in accordance with a vesting schedule as determined by the Board. The Board has the power to accelerate the vesting of stock acquired pursuant to a restricted stock purchase agreement under the 1999 Plan.

RESTRICTIONS ON TRANSFER

A participant in the 1999 Plan may not transfer an incentive stock option other than by will or by the laws of descent and distribution. During the lifetime of the participant, only the participant may exercise an incentive stock option. The Board may grant nonstatutory stock options that are transferable in certain limited instances. A participant may also designate a beneficiary who may exercise an option following the participant’s death. Shares subject to repurchase by us under an early exercise stock purchase agreement may be subject to restrictions on transfer that the Board deems appropriate.

Rights under a restricted stock purchase or stock bonus agreement may be transferred only on such terms and conditions as the Board may provide in the restricted stock purchase or stock bonus agreement.

CHANGES TO CAPITAL STRUCTURE

In the event any change is made in the common stock subject to the 1999 Plan, or subject to any stock award, without our receipt of consideration (whether through a stock split or other specified change in our capital structure), the 1999 Plan will be appropriately adjusted as to the class and maximum number of shares of common stock subject to the 1999 Plan and the Section 162(m) Limitation, and outstanding stock awards will be adjusted as to the class, number of shares and price per share of common stock subject to such awards.

EFFECT OF CERTAIN CORPORATE EVENTS

In the event of certain significant corporate transactions, all outstanding stock awards under the 1999 Plan may be assumed or substituted by any surviving or acquiring corporation. If the surviving or acquiring corporation elects not to assume or substitute such stock awards, then (i) with respect to any such stock awards that are held by individuals then performing services for us or our affiliates, the vesting of such stock awards will be accelerated in full and such awards will terminate if not exercised prior to the effective date of the corporate transaction, and (ii) all other outstanding stock awards will terminate if not exercised prior to the effective date of the corporate transaction.

A significant corporate transaction will be deemed to occur in the event of (i) a sale, lease, or other disposition of all or substantially all of our assets, (ii) a merger or consolidation in which we are not the surviving corporation, or (iii) a merger in which we are the surviving corporation, but the shares of our common stock are converted into other property by virtue of the corporate transaction.

In the event of our dissolution or liquidation, all outstanding stock awards will terminate immediately prior to such event.

The acceleration of an award in the event of an acquisition or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of us.

DURATION, TERMINATION, AND AMENDMENT

The Board may suspend or terminate the 1999 Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the 1999 Plan will terminate on April 29, 2009.

The Board may also amend the 1999 Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders to the extent stockholder approval is necessary to satisfy Section 422 of the Code, if applicable, Rule 16b-3 of the Exchange Act or any applicable Nasdaq or securities exchange listing requirements. The Board may submit any other amendment to the 1999 Plan for stockholder approval, including, but not limited to, amendments intended to satisfy the requirements of Section 162(m) regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain employees.

FEDERAL INCOME TAX INFORMATION

The following is a summary of the principal United States federal income taxation consequences to participants and us with respect to participation in the 1999 Plan. This summary is not intended to be exhaustive, and does not discuss the income tax laws of any city, state or foreign jurisdiction in which a participant may reside.

Incentive Stock Options. Incentive stock options under the 1999 Plan are intended to be eligible for the favorable federal income tax treatment accorded “incentive stock options” under the Code.

There generally are no federal income tax consequences to the participant or us by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the participant’s alternative minimum tax liability, if any.

If a participant holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option is granted and more than one year from the date on which the shares are transferred to the participant upon exercise of the option, any gain or loss on a disposition of such stock will be a long-term capital gain or loss.

Generally, if the participant disposes of the stock before the expiration of either of these holding periods (a “disqualifying disposition”), then at the time of disposition the participant will realize taxable ordinary income equal to the lesser of (i) the excess of the stock’s fair market value on the date of exercise over the exercise price, or (ii) the participant’s actual gain, if any, on the purchase and sale. The participant’s additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year.

To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, we will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

Nonstatutory Stock Options, Restricted Stock Purchase Awards and Stock Bonuses. Nonstatutory stock options, restricted stock purchase awards and stock bonuses granted under the Incentive Plan generally have the following federal income tax consequences.

There are no tax consequences to the participant or to us by reason of the grant. Upon acquisition of the stock, the participant normally will recognize taxable ordinary income equal to the excess, if any, of the stock’s fair market value on the acquisition date over the purchase price. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the participant elects to be taxed on receipt of the stock. With respect to employees, we are generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant.

Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to participants who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

Potential Limitation on Our Deductions. Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to awards, when combined with all other types of compensation received by a covered employee from us, may cause this limitation to be exceeded in any particular year.

Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with Treasury Regulations issued under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation if the award is granted by a compensation committee comprised solely of “outside directors” and either (i) the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the award is no less than the fair market value of the stock on the date of grant, or (ii) the award is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the award is approved by stockholders.

Awards to purchase restricted stock and stock bonus awards will qualify as performance-based compensation under the Treasury Regulations only if (i) the award is granted by a compensation committee comprised solely of “outside directors,” (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, (iii) the compensation committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied and (iv) prior to the granting (or exercisability) of the award, stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount—or formula used to calculate the amount—payable upon attainment of the performance goal).

NEW PLAN BENEFITS

The following table presents information with respect to options we anticipate will be granted to our non-employee directors, as a group, in the 2006 fiscal year under the provisions of our Directors’ Sub-Plan, which was adopted under and within the limits set forth in the 1999 Plan.

NEW PLAN BENEFITS

1999 EQUITY INCENTIVE PLAN

NAME AND POSITION	NUMBER OF SHARES UNDERLYING OPTIONS GRANTED
All Non-Employee Directors as a Group	67,500

OUR OTHER STOCK PLANS

1996 Equity Incentive Plan. Our 1996 Equity Incentive Plan (the “1996 Plan”) provides for grants of incentive and nonstatutory stock options, stock bonuses, rights to purchase restricted stock and stock appreciation rights. An aggregate of 1,470,000 shares of common stock has been reserved for issuance under the 1996 Plan. As of March 31, 2006, options to purchase 448,287 shares of common stock were outstanding under the 1996 Plan, and 70,185 shares remained available for grant. Incentive stock options and stock appreciation rights appurtenant thereto may be granted to employees (including officers) of the Company and any parent or subsidiary. Employees (including officers), directors and consultants are eligible to receive awards other than incentive stock options and stock appreciation rights appurtenant thereto. The exercise price of incentive stock options granted under the 1996 Plan may not be less than 100% of the fair market value of the Company’s common stock on the date of grant (110% for optionees deemed to own more than 10% of the outstanding voting power of the Company), and the exercise price of nonstatutory stock options may not be less than 85% of the fair market value of the common stock on the date of the grant. The purchase price under a restricted stock purchase agreement may not be less than 85% of the stock’s fair market value on the date of grant. Stock bonuses may be awarded in consideration of services rendered. All stock options have a maximum term of ten years and typically vest over a four-year period. Options may be exercised prior to vesting, subject to repurchase rights in favor of the Company that expire over the vesting period. The 1996 Plan and awards thereunder may be amended by the Board at any time or from time to time. Certain amendments require stockholder approval, if necessary for the 1996 Plan to satisfy Section 422 of the Code, Rule 16b-3 under the Exchange Act or Nasdaq or other securities exchange listing requirements. The 1996 Plan contains adjustment and change of control provisions similar to those described above with respect to the 1999 Plan. The 1996 Plan will terminate on July 23, 2006.

1998 Non-Officer Stock Option Plan. Our 1998 Non-Officer Stock Option Plan (the “Non-Officer Plan”) provides for grants of nonstatutory stock options to our employees and consultants who are not officers or directors. An aggregate of 240,000 shares of common stock has been reserved for issuance under the Non-Officer Plan. As of March 31, 2006, options to purchase 116,378 shares were outstanding and 95,121 shares remained available for grant. The exercise price of options granted under the Non-Officer Plan may not be less than 85% of the fair market value of our common stock on the date of grant. All options granted under the Non-Officer Plan have a maximum term of ten years and typically vest over a four-year period. Options may be exercised prior to vesting, subject to repurchase rights in our favor that expire over the vesting period. The Non-Officer Plan and options thereunder may be amended by the Board at any time or from time to time. The Non-Officer Plan also contains the adjustment and change of control provisions described above with respect to the 1999 Plan.

Employee Stock Purchase Plan. The Purchase Plan provides a means by which our employees (and those of any affiliate designated by our Board) may be given an opportunity to purchase our common stock through payroll deductions, to assist us in retaining the services of our employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for our success. As of March 31, 2006, an aggregate of 388,588 shares of common stock had been granted under the Purchase Plan, and 431,912 shares of common stock remained available for future grant under the Purchase Plan. The Purchase Plan is implemented by offerings of rights to all eligible employees from time to time by the Board. Generally, each such offering is six months in duration. The purchase price per share at which shares are sold in an offering under the Purchase Plan is the lower of (i) 85% of the fair market value of a share of common stock on the date of commencement of the offering or (ii) 85% of the fair market value of a share of common stock on the purchase date. If rights granted under the Purchase Plan expire, lapse or otherwise terminate without being exercised, the common stock not purchased under such rights again becomes available for issuance under such plan. In the event of our dissolution or liquidation or the consummation of a specified type of merger, the surviving corporation either will assume the rights under the Purchase Plan or substitute similar rights, or the exercise date of any ongoing offering will be accelerated such that the outstanding rights may be exercised immediately prior to any such event. The Board may suspend, terminate or amend the Purchase Plan at any time.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2005.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)(1)
Equity compensation plans approved by security holders:	4,478,347	$12.91	1,506,271
Equity compensation plans not approved by security holders:	119,716	$17.40	92,771

Total	6,197,105	$13.02	2,030,954

(1)	Includes 431,912 shares authorized for future issuance under the Purchase Plan.
(2)	Our 1998 Non-Officer Stock Option Plan, as in effect on December 31, 2005, was adopted without the approval of our security holders. Please see “Our Other Stock Plans” above for a description of the Non-Officer Plan.

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board and the Board has selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006 and has further directed that management submit the selection of independent registered public accounting firm for ratification by the stockholders at the annual meeting. Ernst & Young LLP has audited our financial statements since our inception in 1991. Representatives of Ernst & Young LLP are expected to be present at the annual meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board, in its discretion, may direct the appointment of different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of our stockholders and us.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of Ernst & Young LLP.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S FEES

The following table presents aggregate fees, in thousands, billed for audit, tax and other professional services during the fiscal years ended December 31, 2005 and 2004 by Ernst & Young LLP, our principal independent registered public accounting firm.

	Fiscal 2005	Fiscal 2004
Audit Fees	$680.7	$918.5
Audit-Related Fees	—	—
Tax Fees	25.5	23.5
All Other Fees	—	—

Total Fees	$706.2	$942.0

Audit Services Fees. Audit services fees include fees for services rendered in connection with the annual audit of our financial statements. This category also includes fees for audits provided in connection with statutory and regulatory filings and engagements or services that generally only the independent registered public accounting firm reasonably can provide to a client.

Audit-Related Fees. Audit-related fees include fees associated with assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. This category may include fees related to consultations regarding generally accepted accounting principles, review and evaluations of the impact of new regulatory pronouncements, general assistance with implementation of the new SEC and Sarbanes-Oxley Act of 2002 requirements and audit services not required by statute or regulation. Audit-related fees also include audits of employee benefit plans and reviews of information systems and general internal controls.

Tax Fees. Tax fees include tax compliance and international tax advice and planning services.

All Other Fees. No fees were billed in this category for fiscal years 2005 or 2004.

AUDIT COMMITTEE DISCLOSURE

All audit-related services and tax services were approved by the Audit Committee, which concluded that the provision of these services by Ernst & Young LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

POLICY ON AUDIT COMMITTEE PRE-APPROVAL

The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. The Audit Committee has established a policy regarding pre-approval of all audit and non-audit services provided by the independent registered public accounting firm. On an on-going basis, management communicates specific projects and categories of service for which the advance approval of the Audit Committee is requested. The Audit Committee reviews these requests and advises management if the Audit Committee approves the engagement of the independent registered public accounting firm. On a periodic basis, management reports to the Audit Committee regarding the actual spending for such projects and services compared to the approved amounts. The Audit Committee also may delegate the ability to pre-approve audit and permitted non-audit services to one or more of its members, provided that any such pre-approvals are reported at the next scheduled Audit Committee meeting.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 3.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of March 15, 2006 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all of our executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our common stock.

Beneficial Owner(2)	Beneficial Ownership(1)
	Number of Shares	Percent of Total(%)
AXA Financial, Inc. and related entities 1290 Avenue of the Americas New York, NY 10104(3)	3,187,224	14.1
Ira Sochet 1602 Micanopy Avenue Miami, FL 33133(4)	1,349,234	6.0
Claes Glassell(5)	381,976	1.7
Laurence M. Corash(6)	552,771	2.4
David N. Cook(7)	226,152	1.0
Howard G. Ervin(8)	206,808	*
William J. Dawson(9)	99,538	*
B.J. Cassin(10)	664,725	2.9
Bruce C. Cozadd(11)	71,260	*
William R. Rohn(12)	67,808	*
Timothy B. Anderson(13)	56,273	*
All current executive officers and directors as a group (9 persons)(14)	2,333,596	9.8

*	Less than one percent.
(1)	This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Beneficial ownership also includes shares of common stock subject to options currently exercisable or exercisable within 60 days of the date of this table and shares of common stock into which preferred stock is currently convertible or convertible within 60 days of the date of this table. Applicable percentages are based on 22,579,175 shares outstanding on March 15, 2006, adjusted as required by rules promulgated by the SEC.
(2)	Unless otherwise provided, the address for each of the beneficial owners listed is c/o Cerus Corporation, 2411 Stanwell Drive, Concord, California 94520.
(3)	Based upon information contained in Schedule 13G Amendment No. 4, effective as of December 31, 2005, as filed with the SEC on February 14, 2006, pursuant to Rule 13(d) of the Securities Exchange Act, on behalf of AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle and AXA Courtage Assurance Mutuelle (as a group, “The Mutuelles”), AXA, and AXA Financial, Inc. (“AXF”), AXA Equitable Life Insurance Company, a subsidiary of AXF, has sole voting power with respect to 240,565 shares and sole dispositive power with respect to 283,655 shares. Alliance Capital Management L.P. (“Alliance”), a subsidiary of AXF, has sole voting power with respect to 1,816,929 shares, and sole dispositive power with respect to 2,903,569 shares. Alliance’s shares are acquired solely for investment purposes on behalf of client discretionary investment advisory accounts.
(4)	Based upon information contained in Schedule 13D Amendment No. 1, effective June 14, 2005, as filed with the SEC on June 24, 2005, 1,349,234 shares are directly owned by Ira Sochet.
(5)	Includes 296,351 shares underlying currently exercisable stock options.

(6)	Includes 276,404 shares underlying currently exercisable stock options.
(7)	Includes 194,571 shares underlying currently exercisable stock options.
(8)	Includes 169,415 shares underlying currently exercisable stock options.
(9)	Includes 71,457 shares underlying currently exercisable stock options.
(10)	Includes 397,384 shares held by Brendan Joseph Cassin and Isabel B. Cassin, Trustees of the Cassin Family Trust, 69,841 shares held by Cassin Family Partners, a California Limited Partnership and 85,000 shares held by the Cassin Educational Initiative Foundation. Includes 112,500 shares underlying currently exercisable stock options. If exercised in full within 60 days of the date of this table, 15,000 shares would be subject to a right of repurchase in our favor.
(11)	Includes 71,260 shares underlying currently exercisable stock options. If exercised in full within 60 days of the date of this table, 10,000 shares would be subject to a right of repurchase in our favor.
(12)	Includes 67,808 shares underlying currently exercisable stock options. If exercised in full within 60 days of the date of this table, 10,000 shares would be subject to a right of repurchase in our favor.
(13)	Includes 52,091 shares underlying currently exercisable stock options. If exercised in full within 60 days of the date of this table, 16,771 shares would be subject to a right of repurchase in our favor.
(14)	Includes 1,311,857 shares described in the notes above, as applicable, subject to currently exercisable stock options, 51,771 of which would be subject to a right of repurchase in our favor if exercised within 60 days of the date of this table.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2005, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were filed on time, except that one report covering one transaction was filed late by each of Timothy B. Anderson, B.J. Cassin, Bruce C. Cozadd and William R. Rohn.

MANAGEMENT

Our executive officers and their ages as of April 28, 2006 are as follows:

Name	Age	Position
Claes Glassell(1)	55	President, Chief Executive Officer and Director
David N. Cook	48	Vice President, Research and Development
Laurence M. Corash(1)	62	Vice President, Chief Medical Officer and Director
Howard G. Ervin	58	Vice President, Legal Affairs
William J. Dawson	51	Vice President, Finance and Chief Financial Officer

(1)	For biographical information, see “Proposal 1-Election of Directors.”

David N. Cook, Ph.D., was appointed our Vice President, Research and Development in June 2001. From 1999 to 2001, Dr. Cook was senior vice president of research and development of Eligix Incorporated. Dr. Cook joined us in 1993 and became the Director of Red Cell Development in 1994 and served as the Vice President of Commercialization from 1998 to 1999. From 1990 to 1993, Dr. Cook served as a postdoctoral scientist for the Lawrence Berkeley National Laboratory.

William J. Dawson has been our Vice President, Finance and Chief Financial Officer since August 2004. From 2002 until he joined us in 2004, Mr. Dawson was Vice President, Finance and Operations, and Chief Financial Officer of Dynavax Technologies Corporation, a biopharmaceutical company. From 1998 until 2001, Mr. Dawson was Corporate Senior Vice President, Business Development, for McKesson Corporation, a pharmaceutical distribution and healthcare services company. He was also acting Chief Financial Officer of iMcKesson, an internet healthcare-related subsidiary of McKesson. Prior to joining McKesson, Mr. Dawson spent 15 years as a senior officer in corporate finance with three investment banking firms. Mr. Dawson serves on the boards of directors of McGrath RentCorp, an equipment finance company, and Wellington Trust Company, a subsidiary of Wellington Management Company LLP, a private institutional fund management company.

Howard G. Ervin was appointed our Vice President, Legal Affairs in June 1999. From 1979 until 1999, Mr. Ervin was a partner of the law firm of Cooley Godward LLP, formerly Cooley Godward Castro Huddleson & Tatum, practicing corporate and intellectual property law, and was an associate of such firm from 1973 until 1979.

EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

Non-employee directors receive cash compensation for their services as members of the Board, and are reimbursed for certain expenses in connection with attendance at Board and committee meetings. The Directors’ Sub-Plan was adopted by the Board to provide for automatic, non-discretionary option grants to our non-employee directors. See Proposal 2 for a description of the terms of the options that may be granted to non-employee directors under the Directors’ Sub-Plan. In 2005, Mr. Anderson received cash compensation of $20,000 as his annual retainer for his Board position, $9,750 as his retainer for his position on the audit committee, $10,000 for meeting fees and options covering 3,334 shares at an exercise price of $2.95 per share, 3,333 shares at an exercise price of $3.66 per share and 3,333 shares at an exercise price of $6.76 per share; Mr. Cassin received cash compensation of $32,500 as his annual retainer for his Board position, $3,250 as his retainer for his position on the audit committee, $3,000 as his retainer for his position on the compensation committee, $12,500 for meeting fees and options covering 5,000 shares at an exercise price of $2.95 per share, 5,000 shares at an exercise price of $3.66 per share and 5,000 shares at an exercise price of $6.76 per share; Mr. Cozadd received cash compensation of $20,000 as his annual retainer for his Board position, $26,000 as his retainer for his position on the audit committee, $2,000 as his retainer for his position on the compensation committee, $10,000 for meeting fees and options covering 3,334 shares at an exercise price of $2.95 per share, 3,333 shares at an exercise price of $3.66 per share and 3,333 shares at an exercise price of $6.76 per share; and Mr. Rohn received cash compensation of $20,000 as his annual retainer for his Board position, $13,000 as his retainer for his position on the audit committee, $10,000 for meeting fees and options covering 3,334 shares at an exercise price of $2.95 per share, 3,333 shares at an exercise price of $3.66 per share and 3,333 shares at an exercise price of $6.76 per share. In the fiscal year ended December 31, 2005, the total compensation paid to non-employee directors was $192,000.

COMPENSATION OF EXECUTIVE OFFICERS

The following table shows for the fiscal years ended December 31, 2005, 2004 and 2003, compensation awarded or paid to, or earned by, our Chief Executive Officer, our four other most highly compensated executive officers at December 31, 2005 (collectively, the “Named Executive Officers”):

Summary Compensation Table(1)

	Annual Compensation				Long-Term Compensation Awards			All Other Compensation ($)
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Award(s) ($)		Securities Underlying Options (#)
Claes Glassell(4)	2005	427,500	305,850	18,864	109,650	(2)	75,000	1,242
President and Chief	2004	273,667	175,000	59,174	—		600,000	828
Executive Officer	2003	—	—	—	—		—	—

Laurence M. Corash(5)	2005	354,438	94,945	—	40,681	(2)	40,000	3,564
Vice President and	2004	344,271	146,692	—	38,870	(3)	125,100	3,861
Chief Medical Officer	2003	335,432	49,593	—	—		58,332	2,412

David N. Cook(6)	2005	302,089	97,129	—	41,621	(2)	50,000	810
Vice President, Research	2004	282,603	121,784	—	38,870	(3)	125,025	844
and Development	2003	262,384	41,796	—	—		83,165	822

Howard G. Ervin(7)	2005	271,784	128,836	—	33,777	(2)	40,000	2,322
Vice President, Legal Affairs	2004	270,696	88,346	—	35,490	(3)	100,050	2,412
	2003	258,998	30,579	—	—		40,998	2,412

William J. Dawson(8)	2005	255,833	94,217	—	31,796	(2)	40,000	1,242
Vice President, Finance and	2004	98,558	34,635	—	—		150,000	518
Chief Financial Officer	2003	—	—	—	—		—	—

(1)	In accordance with the rules of the SEC, the compensation described in this table does not include medical insurance or other benefits received by the Named Executive Officers that are available generally to all salaried employees, and certain perquisites and other personal benefits received by the Named Executive Officers that do not exceed the lesser of $50,000 or 10% of any such officer’s salary and bonus disclosed in this table.
(2)	Restricted Stock Awards consists of restricted stock units granted pursuant to the 1999 Plan. Restricted stock units vest at the rate of 1/3rd of the grant every twelve months from the date of grant. No dividends or other distributions that may be made in respect of the shares of Common Stock will be paid on the restricted stock units.
(3)	Restricted Stock Awards consists of restricted stock units granted pursuant to the 1999 Plan. Restricted stock units vest at the rate of 1/4th of the grant every six months from the date of grant. No dividends or other distributions that may be made in respect of the shares of Common Stock will be paid on the restricted stock units.
(4)	Other Annual Compensation reflects reimbursed relocation expenses and All Other Compensation reflects group term life insurance premiums paid by us. Mr. Glassell received a bonus for services rendered in 2005 of 10,625 restricted stock units. Mr. Glassell joined as our President and Chief Executive Officer and as a member of the Board in May 2004.
(5)	All Other Compensation reflects group term life insurance premiums paid by us. Dr. Corash received a bonus for services rendered in 2005 of 3,942 restricted stock units, and in 2004, Dr. Corash was awarded 11,500 restricted stock units. At December 31, 2005, Dr. Corash was entitled to receive common stock with a fair market value of $29,181 as of such date upon vesting of outstanding restricted stock units.
(6)	All Other Compensation reflects group term life insurance premiums paid by us. Mr. Cook received a bonus for services rendered in 2005 of 4,033 restricted stock units, and in 2004, Mr. Cook was awarded 11,500 restricted stock units. At December 31, 2005, Mr. Cook was entitled to receive common stock with a fair market value of $29,181 as of such date upon vesting of outstanding restricted stock units.
(7)	All Other Compensation reflects group term life insurance premiums paid by us. Mr. Ervin received a bonus for services rendered in 2005 of 3,273 restricted stock units, and in 2004, Mr. Ervin was awarded 10,500 restricted stock units. At December 31, 2005, Mr. Ervin was entitled to receive common stock with a fair market value of $26,644 as of such date upon vesting of outstanding restricted stock units.
(8)	All Other Compensation reflects group term life insurance premiums paid by us. Restricted Stock Unit Awards consists of restricted stock units granted pursuant to the 1999 Plan. Mr. Dawson received a bonus for services rendered in 2005 of 3,081 restricted stock units.

STOCK OPTION GRANTS AND EXERCISES

We grant stock options to our executive officers under the 1996 Plan and the 1999 Plan.

The following table sets forth certain information for each grant of stock options made during the fiscal year ended December 31, 2005 to each of the Named Executive Officers:

Option Grants in Fiscal Year 2005

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Terms(3)
	Number of Securities Underlying Options Granted	Percentage of Total Options Granted to Employees in Fiscal 2005	Exercise or Base Price	Expiration
Name	(#)(1)	(%)(2)	($/Share)	Date	5% ($)	10% ($)
Claes Glassell	75,000	8.5	8.86	10/02/15	417,900	1,059,042
Laurence M. Corash	40,000	4.5	8.86	10/02/15	222,880	564,822
David N. Cook	50,000	5.7	8.86	10/02/15	278,600	706,028
Howard G. Ervin	40,000	4.5	8.86	10/02/15	222,880	564,822
William J. Dawson	40,000	4.5	8.86	10/02/15	222,880	564,822

(1)	Options generally become exercisable ratably every month from the date of grant over four years. The options expire ten years from the date of grant or earlier upon termination of service as an employee, director or consultant. The options will fully vest upon certain changes in control, as defined in our option plans, unless the acquiring company assumes the options or substitutes similar options. See Proposal 2 for a description of the terms of options that may be granted under the 1996 Plan and the 1999 Plan.
(2)	Based on options to purchase 884,769 shares granted to employees in 2005.
(3)	The potential realizable value is based on the term of the option at its time of grant (ten years). It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. These amounts represent certain assumed rates of appreciation only, in accordance with the rules of the SEC, and do not reflect our estimate or projection of future stock price performance. Actual gains, if any, are dependent on the actual future performance of our common stock and no gain to the optionee is possible unless the stock price increases over the option term.

The Named Executive Officers did not exercise any stock options during the fiscal year ended December 31, 2005. The following table sets forth, for each of the Named Executive Officers, the number and value of securities underlying unexercised options held by the Named Executive Officers at December 31, 2005.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

			Number of Securities Underlying Unexercised Options at FY-End(#)	Value of Unexercised In- the-Money Options at FY-End($)(1)
	Shares Acquired on Exercise	Value Realized
Name	(#)	($)	Exercisable/Unexercisable	Exercisable/Unexercisable
Claes Glassell	—	—	226,041/448,959	1,551,152/2,721,598
Laurence M. Corash	—	—	281,619/163,006	546,323/910,754
David N. Cook	—	—	177,819/178,706	458,660/949,878
Howard G. Ervin	—	—	158,574/134,701	307,065/726,501
William J. Dawson	—	—	51,665/138,335	407,141/859,459

(1)	Value of unexercised in-the-money options is based on the per share deemed value at year end, determined after the date of grant solely for financial accounting purposes, less the exercise price payable for such shares.

EMPLOYMENT, SEVERANCE AND CHANGE OF CONTROL AGREEMENTS

Claes Glassell, our current President and Chief Executive Officer, is a party to an agreement with us that provides that in the event Mr. Glassell’s employment with us is terminated for any reason other than for cause, he will continue to receive his base salary and health benefits for one year from such termination and vesting of his stock options will be accelerated. In the event of Mr. Glassell’s involuntary termination of employment, or voluntary termination for good reason, within 12 months following a change of control, he will continue to receive his base salary and health benefits for 18 months from the date of such termination and the vesting of his stock options will be accelerated.

Laurence M. Corash, our Vice President and Chief Medical Officer, is a party to an agreement with us that provides that in the event Dr. Corash’s employment with us is terminated without cause or voluntary terminates his employment for good reason, within 12 months following a change in control, he will continue to receive his base salary for 12 months from the date of such termination and vesting of his stock options will be accelerated. In addition, we will pay the COBRA premiums on behalf of Dr. Corash for the period of time for which he is eligible for such continued health insurance.

David N. Cook, our Vice President, Research and Development, is a party to an agreement with us that provides that, in the event Dr. Cook’s employment with us is terminated without cause or voluntary terminates his employment for good reason, within 12 months following a change in control, he will continue to receive his base salary for 12 months from the date of such termination. In addition, Dr. Cook’s stock options will immediately vest and we will pay the COBRA premiums on behalf of Dr. Cook for the period of time for which he is eligible for such continued health insurance.

Howard G. Ervin, our Vice President, Legal Affairs, is a party to an agreement with us that provides that, in the event Mr. Ervin’s employment with us is terminated for any reason other than for cause, he will continue to receive his base salary for nine months from such termination. In addition, the vesting of Mr. Ervin’s stock options will be accelerated in the event of his involuntary termination of employment or voluntary termination for good reason in contemplation of a change of control or within 12 months following a change of control.

William J. Dawson, our Vice President, Finance and Chief Financial Officer, is a party to an agreement with us that provides that in the event Mr. Dawson’s employment with us is terminated for any reason other than for cause, he will continue to receive his base salary and health benefits for one year from such termination and vesting of his stock options will be accelerated. In the event of Mr. Dawson’s involuntary termination of employment, or voluntary termination for good reason, within 12 months following a change of control, he will continue to receive his base salary and health benefits for 18 months from the date of such termination and vesting of his stock options will be accelerated.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

ON EXECUTIVE COMPENSATION(1)

The Compensation Committee of the Board of Cerus Corporation (the “Company”) is currently comprised of two outside directors, Mssrs. Cassin and Cozadd. The Compensation Committee is responsible for developing the Company’s compensation policies and for fixing the compensation levels of the Company’s officers and employees. The Company’s management compensation program is designed to reward outstanding performance and results, with its compensation philosophy and program objectives directed by two primary guiding principles. First, the program is intended to provide competitive levels of compensation, at expected levels of performance, in order to attract, motivate and retain talented executives. To this end, the Compensation Committee strives to align its executive compensation with the mid- to high-range of executive compensation of comparable companies in the medical device and biotechnology industries. These companies may, but need not, be included in the Nasdaq Pharmaceutical Index. Second, the program is intended to create an alignment of interests between the Company’s executives and stockholders such that a significant portion of each executive’s compensation is directly linked to maximizing stockholder value.

In support of this philosophy, the executive compensation program is designed to reward performance that is directly relevant to the Company’s short-term and long-term success. As such, the Compensation Committee attempts to provide both short- and long-term incentive compensation that varies based on both corporate and individual performance. To accomplish these objectives, the Compensation Committee has structured the executive compensation program with three components: base salary, annual bonuses and long-term incentives.

Section 162(m) of the Code limits us to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is “performance-based compensation” within the meaning of the Code. The Compensation Committee has determined that stock options granted under the Company’s 1996 Plan and 1999 Plan with an exercise price at least equal to the fair market value of our common stock on the date of grant shall be treated as “performance-based compensation.”

BASE SALARY

The Company’s base salary program is based on a philosophy of providing base pay levels that are in the mid- to high-range of comparable companies in the medical device and biotechnology industries. The Compensation Committee periodically reviews the Company’s executive pay levels to ensure consistency with similarly positioned companies in such industries.

Annual salary adjustments are based on a subjective assessment of several factors, including individual performance and long-term value to the Company; competitive base salary levels; and the Company’s overall progress in advancing its lead products through development and clinical testing and developing new technologies. The weight of these factors in the case of a particular individual’s compensation may vary.

ANNUAL BONUS

Annual bonuses are intended to reward key employees based on corporate and individual performance, motivate key employees and provide pay-for-performance cash compensation opportunities. Annual bonuses for senior management are based in part on the employee’s individual performance and in part on the achievement by the Company of certain corporate milestones. At the beginning of each fiscal year, the Compensation

(1)	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any of our filings under the Securities Act or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Committee reviews and approves the corporate milestones set forth by the Company that generally include results that can be measured and accomplished within that year. For fiscal year 2005, these goals included the completion of certain activities related to preparing an IND application for a cancer vaccine before the end of fiscal 2005, positioning the Company to file a second IND application for another cancer vaccine in the first half of 2006, filing a CE mark application for INTERCEPT Blood System for plasma, managing expenses and financial resources, establishing a manufacturing plan for our INTERCEPT Blood System for platelets and plasma products, making a determination with regard to the clinical trials for the red blood cell program, and initiating a new vaccine program.

Following the end of each fiscal year, the Compensation Committee reviews the individual performance of each member of senior management and also determines, in its discretion, whether and what percentage of the milestones have been met, and awards annual bonuses accordingly. In January 2006, the Compensation Committee determined that 85% of the specified corporate goals were attained in 2005 and that bonuses should be paid to the executive officers in accordance with the established bonus plan and in the amounts set forth in the Summary Compensation table in this proxy statement.

LONG-TERM INCENTIVES

Long-term incentives are designed to focus the efforts of key employees on the Company’s long-term goals and to maximize total return to the Company’s stockholders. The Committee believes that equity-based incentives have been effective in the Company’s recruitment and retention of key employees. Long-term incentives have typically been in the form of stock options, and in 2004 and again in 2006, the Compensation Committee has authorized the Company to grant restricted stock units, in addition to stock options, to employees. Stock options and restricted stock units align the interests of key employees and stockholders by providing value to the key employee through stock price appreciation. Stock options issued to employees generally have a ten-year term before expiration and are fully exercisable within four years of the grant date. The Company typically grants options at the time of commencement of employment and periodically thereafter. Restricted stock units issued to employees generally vest over two to three years. In awarding stock options and restricted stock units, the Compensation Committee considers individual performance, overall contribution, officer retention, the number of unvested stock options and restricted stock units currently held by the employee and the total number of stock options and stock units available for grant. Consistent with these criteria, the Compensation Committee granted stock options to the Company’s executive officers as set forth in the table captioned “Option Grants in Fiscal Year 2005” and granted stock units to the Company’s executive officers as set forth in the table captioned “Summary Compensation Table”.

The shares reserved for issuance under the Company’s equity incentive plans reflect, in part, options in excess of one million shares granted more than three years ago when the Company’s stock price was considerably higher than it is today. Although those options remain outstanding, their exercise prices exceed, often by a multiple, the Company’s more recent stock price levels. This factor has limited the value of those options as long-term incentives in the view of the Compensation Committee. Accordingly, to attract and retain personnel, the Company acted to grant to employees additional equity incentives that were more meaningful relative to the Company’s more recent stock price levels. In addition, the Company’s hiring of a new chief executive officer and chief financial officer in 2004, as well as other senior staff, resulted in significant additional equity incentive grants. In 2006, the Company’s creation and expansion of its European commercial organization (Cerus Europe B.V.) will also involve the granting of options to a number of new employees. If in future years, already outstanding options have significant incentive value, and/or fewer new positions (particularly at senior levels) are being filled, the Committee would expect the number of new options granted to decrease.

CHIEF EXECUTIVE OFFICER COMPENSATION

For fiscal year 2005, Mr. Glassell received an annual base salary of $427,500, was awarded an annual bonus of $255,850, received a performance bonus of $50,000, was granted restricted stock units to purchase 10,625 shares of the Company’s common stock and stock options to purchase 75,000 shares of the Company’s common stock.

Mr. Glassell receives compensation under the same compensation plans available to other officers of the Company, including the annual bonus plan and long-term incentive plans described above. The compensation for Mr. Glassell for fiscal year 2005 was determined using the same criteria as applied to the Company’s other executive officers, as described above. No particular quantitative measures were used by the Compensation Committee in determining his compensation except as so described. The Summary Compensation table includes additional information regarding the other compensation and benefits paid to Mr. Glassell. We believe these compensation package is consistent with base salary levels and equity grants to chief executive officers at similar companies within the medical device and biotechnology industries.

CONCLUSION

It is the opinion of the Compensation Committee that the aforementioned compensation policies and structures provide the necessary incentives to properly align the Company’s corporate performance and the interest of the Company’s stockholders, while maintaining balanced and competitive compensation practices that enable the Company to attract and retain the highest caliber of employees.

Compensation Committee

B.J. Cassin, Chairman

Bruce C. Cozadd

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee of the Board comprises two non-employee directors. No member of the Compensation Committee is, or was, formerly one of our officers or employees. No interlocking relationship exists between the Board or Compensation Committee and the board of directors or compensation committee of any other company, nor has such interlocking relationship existed in the past.

PERFORMANCE MEASUREMENT COMPARISON(1)

The following graph shows the total stockholder return of an investment of $100 in cash on December 31, 2000 for (i) our common stock, (ii) the Nasdaq Stock Market (U.S.) Index and (iii) the Nasdaq Pharmaceutical Stocks Index. All values assume reinvestment of the full amount of all dividends:

Comparison of 5-year Cumulative Total Return on Investment

	December 31, 2000	December 31, 2001	December 31, 2002	December 31, 2003	December 31, 2004	December 31, 2005
Cerus	$100	$60.80	$28.57	$6.03	$3.92	$13.49
Nasdaq Biotech Index	100	79.32	54.84	81.99	89.23	94.24
Amex Pharm Index(DRG)	100	91.87	71.25	74.63	71.62	73.55
Nasdaq	100	60.37	44.34	63.91	67.80	71.99

(1)	This section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

CERTAIN TRANSACTIONS

Since January 1, 2005, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which the Company was or is to be a party in which the amount involved exceeds $60,000 and in which any current director, executive officer or holder of more than 5% of the Company’s common stock had or will have a direct or indirect interest other than compensation arrangements described under the caption “Executive Compensation” and the transactions described below.

Indemnification and Limitation of Director and Officer Liability

In July 1996, the Board authorized us to enter into indemnity agreements with each of our directors, executive officers, Controller and Director of Finance. The form of indemnity agreement provides that we will indemnify against any and all expenses of the indemnified person who incurred such expenses because of his or her status as a director, executive officer, Controller or Director of Finance, to the fullest extent permitted by our bylaws and Delaware law. In addition, our bylaws provide that we shall indemnify our directors and executive officers to the fullest extent permitted by Delaware law, subject to certain limitations, and may also secure insurance, to the fullest extent permitted by Delaware law, on behalf of any director, officer, employee or agent against any expense, liability or loss arising out of his or her actions in such capacity.

Our restated certificate of incorporation contains certain provisions relating to the limitation of liability of directors. Our restated certificate provides that a director shall not be personally liable to our stockholders or us for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to our stockholders or us, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payment of dividends or unlawful stock repurchases or redemptions or (iv) for any transaction from which the director derived an improper benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of a director, then the liability of a director shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. The provision in the restated certificate does not eliminate the duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders may be “householding” our proxy materials. A single proxy statement may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker directly or direct your written request to: Corporate Secretary, Cerus Corporation, 2411 Stanwell Drive, Concord, CA 94520 or contact Corporate Secretary, Cerus Corporation at (925) 288-6000. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Lori L. Roll

Corporate Secretary

April 28, 2006

A copy of our annual report on Form 10-K for the fiscal year ended December 31, 2005 filed with the SEC is available without charge upon written request to: Corporate Secretary, Cerus Corporation, 2411 Stanwell Drive, Concord, CA 94520.

Appendix A

APPENDIX A—1999 EQUITY INCENTIVE PLAN, AS AMENDED

CERUS CORPORATION

1999 EQUITY INCENTIVE PLAN

Adopted April 30, 1999

Approved By Stockholders July 2, 1999

Amended March 27, 2000

Approved By Stockholders May 11, 2000

Amended March 29, 2001

Approved By Stockholders May 23, 2001

Amended April 29, 2002

Approved By Stockholders June 5, 2002

Amended February 14, 2003

Approved By Stockholders June 13, 2003

Amended April 28, 2005

Approved by Stockholders June 6, 2005

Amended April 17, 2006

Termination Date: April 29, 2009

1.	PURPOSES.

(a) Eligible Stock Award Recipients. The persons eligible to receive Stock Awards are the Employees and Directors of, and Consultants to, the Company and its Affiliates.

(b) Available Stock Awards. The purpose of the Plan is to provide a means by which eligible recipients of Stock Awards may be given an opportunity to benefit from increases in value of the Common Stock through the granting of the following Stock Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) stock bonuses and (iv) rights to acquire restricted stock.

(c) General Purpose. The Company, by means of the Plan, seeks to retain the services of the group of persons eligible to receive Stock Awards, to secure and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

2.	DEFINITIONS.

(a) “Affiliate” means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(b) “Board” means the Board of Directors of the Company.

(c) “Code” means the Internal Revenue Code of 1986, as amended.

(d) “Committee” means a committee of one or more members of the Board appointed by the Board in accordance with subsection 3(c).

(e) “Common Stock” means the common stock of the Company.

(f) “Company” means Cerus Corporation, a Delaware corporation.

(g) “Consultant” means any person, including an advisor, (i) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services or (ii) who is a member of the Board of Directors of an Affiliate. However, the term “Consultant” shall not include Directors who are not compensated by the Company for their services as Directors.

(h) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Continuous Service. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or a Director will not constitute an interruption of Continuous Service. The Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.

(i) “Covered Employee” means the chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

(j) “Director” means a member of the Board of Directors of the Company.

(k) “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

(l) “Employee” means any person employed by the Company or an Affiliate. Mere service as a Director or payment of a director’s fee by the Company or an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

(ii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

(o) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(p) “Non-Employee Director” means a Director who either (i) is not a current Employee or Officer of the Company or its parent or a subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or a subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(q) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(r) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(s) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

(t) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

(u) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(v) “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an “affiliated corporation” at any time and is not currently receiving direct or indirect remuneration from the Company or an “affiliated corporation” for services in any capacity other than as a Director or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(w) “Participant” means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(x) “Plan” means this Cerus Corporation 1999 Equity Incentive Plan.

(y) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(z) “Securities Act” means the Securities Act of 1933, as amended.

(aa) “Stock Award” means any right granted under the Plan, including an Option, a stock bonus and a right to acquire restricted stock.

(bb) “Stock Award Agreement” means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(cc) “Ten Percent Stockholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

3.	ADMINISTRATION.

(a) Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in subsection 3(c). Any interpretation of the Plan by the Board and any decision by the Board under the Plan shall be final and binding on all persons.

(b) Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; what type or combination of types of Stock Award shall be granted; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Common Stock pursuant to a Stock Award; and the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.

(ii) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iii) To amend the Plan or a Stock Award as provided in Section 12.

(iv) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

(c) Delegation to Committee.

(i) General. The Board may delegate administration of the Plan to a Committee or Committees of one (1) or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

(ii) Committee of Outside or Non-Employee Directors. In the discretion of the Board, a Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. Within the scope of such authority, the Board or the Committee may (1) delegate to a committee of one or more members of the Board who are not Outside Directors, the authority to grant Stock Awards to eligible persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award or (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code and/or (2) delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.

4.	SHARES SUBJECT TO THE PLAN.

(a) Share Reserve. Subject to the provisions of Section 11 relating to adjustments upon changes in Common Stock, the Common Stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate six million four hundred eighty thousand (6,480,000) shares of Common Stock.

(b) Reversion of Shares to the Share Reserve. If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the shares of Common Stock not acquired under such Stock Award shall revert to and again become available for issuance under the Plan.

(c) Source of Shares. The shares of Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5.	ELIGIBILITY.

(a) Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to Employees. Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.

(b) Ten Percent Stockholders. A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

(c) Section 162(m) Limitation. Subject to the provisions of Section 11 relating to adjustments upon changes in the shares of Common Stock, no Employee shall be eligible to be granted Options covering more than two hundred fifty thousand (250,000) shares of the Common Stock during any calendar year.

(d) Consultants. A Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is not available to register either the offer or the sale of the Company’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, or because the Consultant is not a natural person, or as otherwise provided by the rules governing the use of Form S-8, unless the Company determines both (i) that such grant (A) shall be registered in another manner under the Securities Act (e.g., on a Form S-3 Registration Statement) or (B) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if applicable, and (ii) that such grant complies with the securities laws of all other relevant jurisdictions.

6.	OPTION PROVISIONS.

Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

(a) Term. Subject to the provisions of subsection 5(b) regarding Ten Percent Stockholders, no Incentive Stock Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

(b) Exercise Price of an Incentive Stock Option. Subject to the provisions of subsection 5(b) regarding Ten Percent Stockholders, the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

(c) Exercise Price of a Nonstatutory Stock Option. The exercise price of each Nonstatutory Stock Option shall be not less than eighty-five percent (85%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, a Nonstatutory Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

(d) Consideration. The purchase price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised or (ii) at the discretion of the Board at the time of the grant of the Option (or subsequently in the case of a

Nonstatutory Stock Option) (1) by delivery to the Company of outstanding shares of Common Stock, (2) according to a deferred payment or other similar arrangement with the Optionholder or (3) in any other form of legal consideration that may be acceptable to the Board; provided, however, that at any time that the Company is incorporated in Delaware, payment of the Common Stock’s “par value,” as defined in the Delaware General Corporation Law, shall not be made by deferred payment.

In the case of any deferred payment arrangement, interest shall be compounded at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

(e) Transferability of an Incentive Stock Option. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

(f) Transferability of a Nonstatutory Stock Option. A Nonstatutory Stock Option shall be transferable to the extent provided in the Option Agreement. If the Nonstatutory Stock Option does not provide for transferability, then the Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

(g) Vesting Generally. The total number of shares of Common Stock subject to an Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this subsection 6(g) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.

(h) Termination of Continuous Service. In the event an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder’s Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate.

(i) Extension of Termination Date. An Optionholder’s Option Agreement may also provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service (other than upon the Optionholder’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in subsection 6(a) or (ii) the expiration of a period of three (3) months after the termination of the Optionholder’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.

(j) Disability of Optionholder. In the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement) or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.

(k) Death of Optionholder. In the event (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionholder’s death pursuant to subsection 6(e) or 6(f), but only within the period ending on the earlier of (1) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement) or (2) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

(l) Early Exercise. The Option may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder’s Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option. Any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate.

7.	PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS.

(a) Stock Bonus Awards. Each stock bonus agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of stock bonus agreements may change from time to time, and the terms and conditions of separate stock bonus agreements need not be identical, but each stock bonus agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. A stock bonus may be awarded in consideration for past services actually rendered to the Company or an Affiliate for its benefit.

(ii) Vesting. Shares of Common Stock awarded under the stock bonus agreement may, but need not, be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

(iii) Termination of Participant’s Continuous Service. In the event a Participant’s Continuous Service terminates, the Company may reacquire any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination under the terms of the stock bonus agreement.

(iv) Transferability. Rights to acquire shares under the stock bonus agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the stock bonus agreement, as the Board shall determine in its discretion, so long as Common Stock awarded under the stock bonus agreement remains subject to the terms of the stock bonus agreement.

(b) Restricted Stock Awards. Each restricted stock purchase agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of the restricted stock purchase agreements may change from time to time, and the terms and conditions of separate restricted stock purchase agreements need not be identical, but each restricted stock purchase agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Purchase Price. The purchase price under each restricted stock purchase agreement shall be such amount as the Board shall determine and designate in such restricted stock purchase agreement. The purchase price shall not be less than eighty-five percent (85%) of the Common Stock’s Fair Market Value on the date such award is made or at the time the purchase is consummated.

(ii) Consideration. The purchase price of Common Stock acquired pursuant to the restricted stock purchase agreement shall be paid either: (i) in cash at the time of purchase; (ii) at the discretion of the Board, according to a deferred payment or other similar arrangement with the Participant; or (iii) in any other form of legal consideration that may be acceptable to the Board in its discretion; provided, however, that at any time that the Company is incorporated in Delaware, then payment of the Common Stock’s “par value,” as defined in the Delaware General Corporation Law, shall not be made by deferred payment.

(iii) Vesting. Shares of Common Stock acquired under the restricted stock purchase agreement may, but need not, be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

(iv) Termination of Participant’s Continuous Service. In the event a Participant’s Continuous Service terminates, the Company may repurchase or otherwise reacquire any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination under the terms of the restricted stock purchase agreement.

(v) Transferability. Rights to acquire shares under the restricted stock purchase agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the restricted stock purchase agreement, as the Board shall determine in its discretion, so long as Common Stock awarded under the restricted stock purchase agreement remains subject to the terms of the restricted stock purchase agreement.

8.	COVENANTS OF THE COMPANY.

(a) Availability of Shares. During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.

(b) Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained.

9.	USE OF PROCEEDS FROM STOCK.

Proceeds from the sale of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

10.	MISCELLANEOUS.

(a) Acceleration of Exercisability and Vesting. The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

(b) Stockholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

(c) No Employment or other Service Rights. Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(d) Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

(e) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (iii) the issuance of the shares of Common Stock upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act or (iv) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(f) Withholding Obligations. To the extent provided by the terms of a Stock Award Agreement, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under a Stock Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Stock Award; or (iii) delivering to the Company owned and unencumbered shares of the Common Stock.

11.	ADJUSTMENTS UPON CHANGES IN STOCK.

(a) Capitalization Adjustments. If any change is made in the Common Stock subject to the Plan, or subject to any Stock Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to subsection 4(a) and the maximum number of securities subject to award to any person pursuant to subsection 5(c), and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of securities and price per share of Common Stock subject to such outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.)

(b) Change in Control—Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, then all outstanding Stock Awards shall terminate immediately prior to such event.

(c) Change in Control—Asset Sale, Merger, Consolidation or Reverse Merger. In the event of (i) a sale, lease or other disposition of all or substantially all of the assets of the Company, (ii) a merger or consolidation in which the Company is not the surviving corporation or (iii) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then any surviving corporation or acquiring corporation shall assume any Stock Awards outstanding under the Plan or shall substitute similar stock awards (including an award to acquire the same consideration paid to the stockholders in the transaction described in this subsection 11(c)) for those outstanding under the Plan. In the event any surviving corporation or acquiring corporation refuses to assume such Stock Awards or to substitute similar stock awards for those outstanding under the Plan, then with respect to Stock Awards held by Participants whose Continuous Service has not terminated, the vesting of such Stock Awards (and, if applicable, the time during which such Stock Awards may be exercised) shall be accelerated in full, and the Stock Awards shall terminate if not exercised (if applicable) at or prior to such event. With respect to any other Stock Awards outstanding under the Plan, such Stock Awards shall terminate if not exercised (if applicable) prior to such event.

12.	AMENDMENT OF THE PLAN AND STOCK AWARDS.

(a) Amendment of Plan. The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 11 relating to adjustments upon changes in Common Stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy the requirements of Section 422 of the Code, Rule 16b-3 or any Nasdaq or securities exchange listing requirements.

(b) Stockholder Approval. The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

(c) Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

(d) No Impairment of Rights. Rights under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

(e) Amendment of Stock Awards. The Board at any time, and from time to time, may amend the terms of any one or more Stock Awards; provided, however, that the rights under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

13.	TERMINATION OR SUSPENSION OF THE PLAN.

(a) Plan Term. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) No Impairment of Rights. Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect, except with the written consent of the Participant.

14.	EFFECTIVE DATE OF PLAN.

The Plan shall become effective as determined by the Board, but no Stock Award shall be exercised (or, in the case of a stock bonus, shall be granted) unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

15.	CHOICE OF LAW.

The law of the State of California shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of laws rules.

CERUS CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

Monday, June 5, 2006

9:00 a.m. (local time)

CERUS CORPORATION

2411 Stanwell Drive

Concord, CA 94520

Cerus Corporation
2411 Stanwell Drive
Concord, CA 94520	PROXY

The proxy is solicited by the Board of Directors for use at the Annual Meeting of Stockholders to be held on June 5, 2006.

The undersigned hereby appoints HOWARD G. ERVIN and LORI L. ROLL, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Cerus Corporation (the “Company”) which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Cerus Corporation to be held at the Company’s administrative offices, located at 2411 Stanwell Drive, Concord, California 94520 on Monday, June 5, 2006 at 9:00 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

See reverse for voting instructions.

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to

Cerus Corporation, c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

/*\ Please detach here /*\

Management Recommends a Vote FOR the Nominees for Directors Listed Below.

1. To elect two directors to hold office until the 2009 Annual Meeting of Stockholders.		01 B.J. Cassin 02 William R. Rohn

❑ Vote FOR both nominees (except as marked)	❑ Vote WITHHELD from both nominees

(Instructions: to withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)		___________________________________________

Management Recommends a Vote FOR Proposals 2 and 3 below.

2. To approve the Company’s 1999 Equity Incentive Plan, as amended, to increase the aggregate number of shares of common stock authorized for issuance under such plan by 800,000 shares.		❑ For	❑ Against	❑ Abstain

3.      To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as independent registered public accounting firm of the Company for its fiscal year ending December 31, 2006.

		❑ For	❑ Against	❑ Abstain

Address Change? Mark Box ❑ Indicate changes below:

Signature(s) in Box

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. if signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. if signer is a partnership, please sign in partnership name by authorized person.